DENDRITE INTERNATIONAL, INC.

                            1997 STOCK INCENTIVE PLAN

                     (AS AMENDED THROUGH MARCH 24, 2000(1))

     1.  Purpose.  The purpose of the Dendrite  International,  Inc.  1997 Stock
         -------
Incentive Plan (the "Plan") is to enhance the ability of Dendrite International, Inc. (the "Company") and its subsidiaries to attract and retain employees, directors and consultants of outstanding ability and to provide employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders.

     2. Definitions.
        -----------
                  (a) "Award" shall mean an award determined in accordance with the terms of the Plan.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Change in Control" shall mean the occurrence of any one of the following events:

                        (i) any  "person"  (as such term is  defined  in Section
            3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event
                                             --------   -------
            described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (i);

                        (ii) individuals who, on the Effective Date,  constitute
            the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual
                                       --------   -------
            initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with

--------
[FN]
1 The Plan has been amended to reflect the three-for-two forward stock split (the "Stock Split") of the Company's Common Stock which became effective on October 8, 1999, and all share amounts and per share prices provided herein have been adjusted to reflect such Stock Split.

            respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                        (iii) the  shareholders of the Company approve a merger,
            consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its subsidiaries (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its subsidiaries) eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 33-1/3% or more of the Company Voting Securities (a "Company 33-1/3% Stockholder")) would become the beneficial owner, directly or indirectly, of 33-1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 33-1/3% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination would be members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

                        (iv) the  shareholders  of the Company approve a plan of
            complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the Company's assets.

            Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33-1/3% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control
                                           --------  ----
of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act and who are also "outside directors" within the meaning of Section 162(m) of the Code.

                  (f) "Common Stock" shall mean the common stock, no par value per share, of the Company.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the Nasdaq National Market List.

                  (i) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

                  (j) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

                  (k) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

                  (l) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

                  (m) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

                  (n)  "Participant"   shall  mean  an  employee,   director  or
consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

                  (o) "Subsidiary" shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

            3. Shares  Subject to the Plan.  Subject to adjustment in accordance
               ---------------------------
with Section 16, the total of the number of shares of Common Stock which shall be available for issuance pursuant to the grant of Awards under the Plan shall not exceed 8,500,000 shares, on a post-split adjusted basis; provided, that for purposes of this limitation, any Option which is canceled or expires without exercise shall again become available for Awards under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan, and the terms and conditions of the Award, such shares shall no longer be counted in any determination of the number of shares available under the Plan and shall be available for subsequent Awards. To the extent that the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (either by actual delivery or by attestation), then subject to the requirements of Section 422 of the Code in connection with any stock-for-stock exercise of Incentive Stock Options, only the number of shares of Common Stock issued, net of the shares tendered, shall be deemed delivered for purposes of determining the total number of shares of Common Stock available for issuance under the Plan. Subject to adjustment in accordance with Section 16, no employee shall be granted in any calendar year Options to purchase more than 1,500,000 shares of Common Stock.

Shares of Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

            4.    Administration.  (a) The Plan shall  be  administered  by  the
                  --------------
Committee.

                  (b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants,
(iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and
(v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

                  (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

                  (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

                  (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

            5.    Eligibility.  Individuals eligible to receive Awards under the
                  -----------
Plan shall be the directors, officers, other key employees and selected consultants of the Company and its Subsidiaries selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in Section 9 hereof.

            6.  Awards.  Awards  under the Plan may  consist of  Options,  stock
                ------
awards or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

            7.    Options.  Options may be granted under  the  Plan in such form
                  -------
as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

                  (a)  Types of  Options.  Each  Option  agreement  shall  state
                       -----------------
whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries.

                  (b) Option Price.  The purchase  price per share of the Common
                      ------------
Stock purchasable under an Option shall be determined by the Committee, but in the case of Incentive Stock Options, the Option price will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

                  (c) Option  Period.  The term of each Option shall be fixed by
                      --------------
the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, provided, however, that in the case
                                            --------   -------
of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

                  (d)   Exercisability.   Each  Option  shall  vest  and  become
                        --------------
exercisable at a rate determined by the Committee at or subsequent to grant.

                  (e) Method of Exercise.  Options may be exercised, in whole or
                      ------------------
in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option, or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods.

            8.  Stock  Awards.   Subject  to  such  performance  and  employment
                -------------
conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to Options granted under the Plan. Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

            9.    Non-Employee Director Stock Options.
                  -----------------------------------

                  (a)  Initial  Grant.  Nonqualified  Stock  Options to purchase
                       --------------
30,000 shares of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the Board approves the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options shall be granted to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director. The number of shares of Common Stock to be subject to such Options granted under this Section 9(a), the exercise price, and all other terms (not inconsistent with the Plan) of such Options, shall be determined by the Committee or the Board in their discretion.

                  (b) Subsequent  Options. In addition to the Nonqualified Stock
                      -------------------
Options granted to Non-Employee Directors under Section 9(a), Nonqualified Stock Options may be granted from time to time to each Non-Employee Director. The number of shares of Common Stock to be subject to such Options granted under this Section 9(b), the exercise price, and all other terms (not inconsistent with the Plan) of such Options, shall be determined by the Committee or the Board in their discretion.

                  (c) Option Price.  The purchase  price for each Option granted
                      ------------
under this Section 9 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

                  (d) Exercisability.  Each Initial Option and Subsequent Option
                      --------------
granted under this Section 9 shall become exercisable and vest on the first anniversary of the date of grant of such Option.

                  (e) Method of Exercise. Each Option granted under this Section
                      ------------------
9 may be exercised in the same manner as provided in Section 7(e).

                  (f) Option  Period.  Each Option  granted under this Section 9
                      --------------
shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

                       (g) Termination of Director Status.
                           ------------------------------

                        (i) In the event of termination of service as a director
            of the Company and its Subsidiaries for any reason other than cause, death or permanent disability (as determined by the Committee), an Option granted under this Section 9 (to the extent exercisable as of the date of termination) shall be exercisable for the remaining term of the Option and shall thereafter terminate.

                        (ii) In the event of the death of a Non-Employee Director while a director of the Company or any Subsidiaries, the Option (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the Non-Employee Director's designated beneficiary, or if none, the person(s) to whom such Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution for 180 days following the date of death (but in no event beyond the term of the Option), and shall thereafter terminate.

                        (iii) In the event of the  termination  of  service as a
            director of the Company and its Subsidiaries due to permanent disability (as determined by the Committee), the Option (to the extent exercisable as of the date of termination), shall be exercisable for 180 days following such termination of service (but in no event beyond the term of the Option), and shall thereafter terminate.

                        (iv) In the event of the  termination  of  service  as a
            director of the Company and its Subsidiaries for cause (as determined by the Committee in its sole discretion), the Option shall terminate upon such termination of status as director, regardless of whether the Option was then exercisable.

                  (h) Except as expressly provided in this Section 9, any Option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

            10. Change in Control.  Upon the  occurrence of a Change in Control,
                -----------------
all Options shall automatically become vested and exercisable in full and all restrictions or conditions, if any, on any stock awards granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Options as it may deem equitable and in the best interests of the Company.

            11.  Forfeiture.   Notwithstanding  anything  in  the  Plan  to  the
                 ----------
contrary, the Committee may provide in any Award agreement that in the event of a serious breach of conduct by the person granted such Award (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiaries), or any activity of any such person in competition with any of the businesses of the Company or any Subsidiary, (a) cancel any outstanding Award granted to such person, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such person to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to such person if necessary to satisfy the repayment obligation. The determination of whether any such person has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change in Control.

            12. Withholding. The Company shall have the right to deduct from any
                -----------
payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. Such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares of Common Stock which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of (a) and (b) above, shares of Common Stock shall be valued at Fair Market Value determined as of the day immediately prior to exercise or payment. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of Common Stock hereunder shares of Common Stock with a Fair Market Value in excess of the Participant's required withholding obligation.

            13. Nontransferability,  Beneficiaries.  Unless otherwise determined
                ----------------------------------
by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

            14. No Right to Employment.  Nothing contained in the Plan or in any
                ----------------------
Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

            15.  Governmental  Compliance.  Each  Award  under the Plan shall be
                 ------------------------
subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

            16.  Adjustments.  In the  event of any  change  in the  outstanding
                 -----------
shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares available for Options and Awards under the Plan may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Awards granted under the Plan and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

            17.   Award  Agreement.    Each  Award  under  the   Plan  shall  be
                  ----------------
evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

            18. Amendment. The Board may amend, suspend or terminate the Plan or
                ---------
any portion thereof at any time, provided that (a) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent and (b) if and when the Plan is approved by the shareholders of the Company, no amendment made after such approval shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule.

            19.   General Provisions.
                  ------------------

                  (a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

                  (b) All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

                  (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 19(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

                  (d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to Options until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

                  (e) The law of the State of New Jersey shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

                  (f) Where the context requires, words in any gender shall include any other gender.

            20.   Term of Plan.  Subject  to  earlier  termination  pursuant  to
                  ------------
Section 18, the Plan shall have a term of 10 years from its Effective Date.

            21.   Effective Date.  The Plan is effective as of July 24, 1997.
                  --------------

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